UMB Financial Corporation

News Release

1010 Grand Boulevard Kansas City, MO 64106 816/860-7000 umb.com

//FOR IMMEDIATE RELEASE//

Contact: Pam Blase: 816.860.5606

Investor Relations Contact: Begonya Klumb: 816.860.7906

UMB Financial Corporation Reports Earnings Growth of 30.8 Percent For First Quarter 2007

Loan Balances Reach Record Levels at $3.9 Billion

Selected quarterly financial highlights:

·	Record quarterly revenue of $124.4 million
·	Record quarterly noninterest income of $67.4 million
·	Net interest margin increased 9 basis points
·	Loans increased 13.8 percent
·	Credit quality remained strong with net charge-offs representing 0.04 percent of average loans

Kansas City, Mo. (April 24, 2007) – UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, announced quarterly earnings of $17.3 million or $0.41 per share ($0.41 diluted) for the three-month period ended March 31, 2007. This is an increase of $4.1 million, or 30.8 percent, compared to the first quarter 2006 earnings of $13.2 million, or $0.31 per share ($0.31 diluted). Revenue was higher due to a 9.0 percent increase in net interest income and a 12.7 percent increase in noninterest income. These revenue increases were partially offset by a 7.8 percent increase in noninterest expense.

“Our net income growth for the quarter is significantly higher than the growth projected for the industry,” said Mariner Kemper, Chairman and Chief Executive Officer, UMB Financial Corporation. “These results are evidence that our long-term strategies to grow our company are paying off. We have a disciplined focus on execution and accountability, and our associates are delivering results. End-of-period loans grew 13.8 percent over the first quarter of 2006, which is better than the nine percent growth reported by the Federal Reserve for the industry during the quarter. We are encouraged by these results, which are underpinned by our commitment to grow both commercial and consumer loans while maintaining our strong credit quality underwriting standards.”

“Our fee businesses are also off to a strong start in 2007,” said Peter deSilva, President and Chief Operating Officer. “The solid 12.7 percent growth in noninterest income was primarily driven by our Asset Management, Corporate Trust and Credit Card divisions. UMB continues to receive nationwide recognition in many of our fee businesses. For example, we were recently ranked the 27th ACH originator in 2006 by NACHA – The Electronics Payments Association. Moreover, we

were ranked by Thomson Financial as the 4th largest municipal bond trustee by number of new municipal deals and the 4th largest paying agent by transaction volume during the first quarter of 2007. Additionally, for the quarter, average deposits were up 3.0 percent, due in part to our successful deposit marketing campaigns. Noninterest-bearing deposits are 32% of our total deposits, which is above the industry average, and an important part of our strategy.”

Net Interest Income

Net interest income for the first quarter of 2007 increased $4.7 million, or 9.0 percent, compared to the same period in 2006 due primarily to higher average earning assets and rates. Average earning assets increased by $407.7 million, or 5.9 percent, as compared to the first quarter of 2006. Most of this increase was due to a $464.1 million, or 13.6 percent, increase in average loans.

Net interest margin increased by 9 basis points to 3.32 percent for the three months ended March 31, 2007 as compared to the same quarter in 2006. Although net interest spread decreased by 4 basis points for the three months ended March 31, 2007, the contribution from noninterest-bearing deposits increased by 13 basis points. Noninterest-bearing deposits comprised 32.2 percent of total deposits as of March 31, 2007.

Noninterest Income and Expense

Noninterest income increased $7.6 million, or 12.7 percent, for the three months ended March 31, 2007 compared to the same period in 2006. The increase was primarily attributable to higher trust and securities processing income, bankcard income and deposit service charges. Trust and securities processing income increased $4.6 million, or 20.4 percent, for the three months ended March 31, 2007 compared to the same period in 2006. This increase was primarily due to an $811 million, or 19.0 percent, increase in total assets under management for the UMB Scout Funds at March 31, 2007 as compared to March 31, 2006. Bankcard fees were $1.2 million, or 13.4 percent, higher in the first quarter 2007 than the same period in 2006 due mostly to increased interchange fees from greater activity. Deposit service charges were $1.3 million, or 7.3 percent, higher in the first quarter 2007 than the same period in 2006 due mostly to consumer pricing changes implemented during the quarter.

Noninterest expense increased $7.1 million, or 7.8 percent, for the three months ended March 31, 2007 compared to the same period in 2006. The most significant increases in noninterest expense were salaries, equipment, occupancy and amortization of other intangibles. Salary expense increased by $4.0 million, or 8.4 percent, mostly due to higher commissions and bonuses, an increase in equity-based compensation due to an additional year under the long-term incentive program and increased benefit costs. Equipment expense increased by $2.2 million, or 20.2 percent, in the first quarter of 2007 as compared to the same quarter in 2006 due mostly to higher software and equipment amortization and maintenance costs. Occupancy expense is reported net of rental income. The cause for the increase in overall occupancy expense is mostly due to a decrease in rental income, as well as small increases in depreciation and maintenance of existing facilities. The amortization of other intangibles increased over 2006 due to the amortization of identifiable intangible assets associated with the acquisition of Mountain States Bank in September 2006.

Balance Sheet

“The yield on our investment portfolio was 70 basis points higher in the first quarter of 2007 than during the same period last year,” commented Mike Hagedorn, Chief Financial Officer. “Despite the challenges of an inverted yield curve, we expect our core investment portfolio will continue to be a contributor of margin growth for the remainder of 2007.”

Average total assets for the three months ended March 31, 2007 were $8.2 billion compared to $7.7 billion for the same period in 2006, an increase of $427.8 million, or 5.5 percent. Average earning assets increased by $407.7 million, or 5.9 percent. In addition to the increase in earning assets, the mix of higher yielding loans to overall earning assets was favorable. Average loans comprised 52.9 percent of the company’s earning asset base for 2007 as compared to 49.3 percent for 2006.

For the three months ended March 31, 2007 average loans were $3.9 billion compared to $3.4 billion for the same period in 2006, an increase of 13.6 percent. Actual loan balances on March 31, 2007 were $3.9 billion, compared to $3.4 billion on March 31, 2006. These balances are as follows:

			Increase	Percent
Loans by Category (in thousands)	March 31, 2007	March 31, 2006	(Decrease)	Change
Commercial, financial and agricultural	$1,706,234	$1,562,679	$143,555	9.2%
Real estate construction	84,676	49,014	35,662	72.8
Consumer	933,307	957,033	(23,726)	(2.5)
Real estate	1,162,995	843,425	319,570	37.9
Leases	6,391	5,955	436	7.3
Loans before loans held for sale	$3,893,603	$3,418,106	$475,497	13.9
Loans held for sale	16,204	17,960	(1,756)	(9.8)
Total Loans and loans held for sale	$3,909,807	$3,436,066	$473,741	13.8

Nonperforming loans at March 31, 2007 totaled $7.6 million compared to $6.4 million a year earlier. As a percentage of total loans, nonperforming loans were 0.20 percent of loans as of March 31, 2007 as compared to 0.19 percent at March 31, 2006. The company’s allowance for loan losses totaled $44.8 million, or 1.15 percent of total loans as of March 31, 2007 compared to $40.7 million, or 1.19 percent of total loans as of March 31, 2006.

Average securities were $2.8 billion for the first quarter of 2007 compared to $3.0 billion for the same period in 2006, a decrease of $140.5 million, or 4.7 percent. This decrease was partially offset by an $85.6 million increase in federal funds sold and resell agreements.

Average total deposits increased $165.8 million, or 3.0 percent, to $5.7 billion for the three months ended March 31, 2007 compared to the same period in 2006. The increase in deposits came primarily from time deposits and money market accounts as a result of targeted marketing campaigns. Average time deposit accounts increased by $82.4 million, or 6.7 percent, for the three months ended March 31, 2007 as compared to 2006. Average money market accounts increased by $38.4 million, or 3.8 percent, for the first quarter of 2007 as compared to the first quarter of 2006. Total deposits as of March 31, 2007 and 2006 were $5.6 billion.

As of March 31, 2007, UMB had total shareholders’ equity of $859.3 million, a 3.8 percent increase from the prior year.

The company will host a conference call to discuss its first quarter results on April 25, 2007, at 8:30 a.m. (CDT). Interested parties may access the call by dialing U.S. (toll-free) 866-250-3615 or access the following Web link to the live call: http://w.on24.com/r.htm?e=41811&s=1&k=4AD4270160797B4DFD3B23955208A3C5 or visit umb.com.

A replay of the conference call may be heard until May 9th, 2007, by calling (U.S.) 800-405-2236 or (U.S.) 303-590-3000. The replay pass code required for playback is conference ID 11087560#. The call replay may also be accessed via umb.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, the ability to integrate acquisitions and increases in employee costs, and other risks and uncertainties detailed in UMB’s filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 138 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services and insurance.

CONSOLIDAT ED BALANCE SHEET S	UMB Financial Corporation

(all dollars in thousands) (unaudited)

	March 31,

Assets	2007	2006

Loans	$3,893,603	$3,418,106

Allowance for loan losses	(44,763)	(40,679)

Net loans	3,848,840	3,377,427

Loans held for sale	16,204	17,960

Investment Securities:

Available for sale	2,656,391	2,524,736

Held to maturity	41,748	62,453

Federal Reserve Bank stock and other	15,392	15,022

Trading securities	87,971	62,736

Total investment securities	2,801,502	2,664,947

Federal funds and resell agreements	430,369	759,879

Cash and due from banks	450,891	418,125

Bank premises and equipment, net	237,270	234,198

Accrued income	57,301	49,896

Goodwill on purchased affiliates	94,670	59,727

Other intangibles	18,669	6,857

Other assets	44,317	48,296

Total assets	$8,000,033	$7,637,312

Liabilities

Deposits:

Noninterest - bearing demand	$1,812,675	$2,065,218

Interest - bearing demand and savings	2,610,851	2,418,597

Time deposits under $100,000	763,588	791,661

Time deposits of $100,000 or more	445,850	351,717

Total deposits	5,632,964	5,627,193

Federal funds and repurchase agreements	1,396,491	1,088,953

Short-term debt	2,136	5,671

Long-term debt	37,204	37,879

Accrued expenses and taxes	52,158	33,638

Other liabilities	19,828	16,155

Total liabilities	7,140,781	6,809,489

Shareholders' Equity

Common stock	55,057	27,528

Capital surplus	700,161	726,244

Retained earnings	391,880	350,568

Accumulated other comprehensive income (loss)	(9,839)	(28,485)

Treasury stock	(278,007)	(248,032)

Total shareholders' equity	859,252	827,823

Total liabilities and shareholders' equity	$8,000,033	$7,637,312

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)

	T hree Months Ended

	March 31,

Interest Income	2007	2006

Loans	$66,102	$53,234

Securities:

Taxable Interest	24,742	21,753

Tax-exempt interest	6,027	5,683

Total securities income	30,769	27,436

Federal funds and resell agreements	7,206	5,088

Trading securities and other	596	715

Total interest income	104,673	86,473

Interest Expense

Deposits	28,818	20,762

Federal funds and repurchase agreements	18,355	12,835

Short-term debt	103	152

Long-term debt	433	478

Total interest expense	47,709	34,227

Net interest income	56,964	52,246

Provision for loan losses	1,500	3,159

Net interest income after provision for loan losses	55,464	49,087

Noninterest Income

Trust and securities processing	27,288	22,670

Trading and investment banking	4,838	4,113

Service charges on deposits	18,889	17,607

Insurance fees and commissions	676	991

Brokerage fees	2,077	1,518

Bankcard fees	10,146	8,946

Other gains, net	-	22

Gains (loss) on sales of securities available for sale	10	9

Other	3,515	3,944

Total noninterest income	67,439	59,820

Noninterest Expense

Salaries and employee benefits	51,191	47,238

Occupancy, net	7,114	6,554

Equipment	13,357	11,115

Supplies, postage and telephone	5,720	5,775

Marketing and business development	3,537	3,622

Processing fees	6,646	6,311

Legal and consulting	1,525	1,649

Bankcard	3,342	3,291

Amortization of other intangibles	734	218

Other	4,994	5,260

Total noninterest expense	98,160	91,033

Income before income taxes	24,743	17,874

Income tax provision	7,419	4,633

Net income	$17,324	$13,241

Per Share Data

Net income- Basic	$0.41	$0.31

Net income- Diluted	0.41	0.31

Dividends	0.14	0.13

Weighted average shares outstanding	42,032,581	42,819,521

Consolidated Statements of

Shareholders' Equity		UMB Financial Corporation

(all dollars in thousands) (unaudited)

					Accumulated

					Other

	Common	Capital	Unearned	Retained Comprehensive		Treasury

	Stock	Surplus	Compensation	Earnings	Income	Stock		Total

Balance - January 1, 2006	$27,528	$728,108	$(1,904) $	342,675	$(21,550)	$(241,394)	$	$ 833,463

Adoption of SFAS 123( R)	-	(1,904)	1,904	-	-	-		-

Comprehensive income/ (loss)

Net income	-	-	-	13,241	-	-		13,241

Change in unrealized losses on

securities	-	-	-	-	(6,935)	-		(6,935)

Total comprehensive income								6,306

Cash dividends ($0.13 per share)	-	-	-	(5,348)	-	-		(5,348)

Purchase of treasury stock	-	-	-	-	-	(6,812)		(6,812)

Issuance of stock awards	-	89	-	-	-	61		150

Recognition of restricted stock

compensation	-	(126)	-	-	-	-		(126)

Sale of treasury stock	-	62	-	-	-	46		108

Exercise of stock options	-	15	-	-	-	67		82

Balance - March 31, 2006	$27,528	$726,244	$-	$350,568	$(28,485)	$(248,032)		$827,823

Balance - January 1, 2007	$55,057	$699,794	$-	$380,464	$(17,259)	$(269,181)		$848,875

Comprehensive income

Net income	-	-	-	17,324	-	-		17,324

Change in unrealized losses on

securities	-	-	-	-	7,420	-		7,420

Total comprehensive income								24,744

Cash dividends ($0.14 per share)	-	-	-	(5,908)	-	-		(5,908)

Purchase of treasury stock	-	-	-	-	-	(9,702)		(9,702)

Issuance of stock awards		(455)	-	-	-	592		137

Recognition of stock based

compensation	-	645	-	-	-	-		645

Sale of treasury stock	-	71	-	-	-	44		115

Exercise of stock options	-	106	-	-	-	240		346

Balance - March 31, 2007	$55,057	$700,161	$-	$391,880	$(9,839)	$(278,007)		$859,252

Average Balances / Yields and Rates			UMB Financial Corporation

(tax - equivalent basis)

(all dollars in thousands)(unaudited)		Three Months Ended March 31,

	2007		2006

	Average	Average	Average	Average

Assets	Balance	Yield/ Rate	Balance	Yield/ Rate

Loans, net of unearned interest	$3,867,083	6.94%	$3,403,016	6.35%

Securities:

Taxable	2,135,927	4.70	2,312,665	3.81

Tax-exempt	702,724	5.06	666,494	5.06

Total securities	2,838,651	4.79	2,979,159	4.09

Federal funds and resell agreements	541,339	5.40	455,737	4.53

Other earning assets	61,163	4.05	62,587	4.78

Total earning assets	7,308,236	5.96	6,900,499	5.24

Allowance for loan losses	(44,978)		(40,281)

Other assets	887,458		862,681

Total assets	$8,150,716		$7,722,899

Liabilities and Shareholders' Equity

Interest-bearing deposits	$3,893,144	3.00%	$3,631,366	2.32%

Federal funds and repurchase agreements	1,497,096	4.97	1,271,599	4.09

Borrowed funds	46,252	4.70	53,340	4.79

Total interest-bearing liabilities	5,436,492	3.56	4,956,305	2.80

Noninterest-bearing demand deposits	1,779,403		1,875,395

Other liabilities	77,263		55,308

Shareholders' equity	857,558		835,891

Total liabilities and shareholders' equity	$8,150,716		$7,722,899

Net interest spread		2.40%		2.44%

Net interest margin		3.32		3.23

FIRST QUART ER 2007

FINANCIAL HIGHLIGHT S	UMB Financial Corporation

(all dollars in thousands, except per share data) (unaudited)

T hree Months Ended March 31,	2007	2006

Net interest income	$56,964	$52,246

Provision for loan losses	1,500	3,159

Noninterest income	67,439	59,820

Noninterest expense	98,160	91,033

Income before income taxes	24,743	17,874

Net income	17,324	13,241

Net income per share - Basic	0.41	0.31

Net income per share - Diluted	0.41	0.31

Return on average assets	0.86%	0.70%

Return on average equity	8.19%	6.42%

At March 31

Assets	$8,000,033	$7,637,312

Loans, net of unearned interest	3,893,603	3,418,106

Securities	2,801,502	2,664,947

Deposits	5,632,964	5,627,193

Shareholders' equity	859,252	827,823

Book value per share	20.42	19.35

Market price per share	37.76	35.12

Equity to assets	10.74%	10.84%

Allowance for loan losses	$44,763	$40,679

As a % of loans	1.15%	1.19%

Nonaccrual and restructured loans	$7,613	$6,369

As a % of loans	0.20%	0.19%

Loans over 90 days past due	$4,143	$3,879

As a % of loans	0.11%	0.11%

Other real estate owned	$310	$40

Common shares outstanding	42,078,002	42,792,118

Average Balances

T hree Months Ended March 31

Assets	$8,150,716	$7,722,899

Loans, net of unearned interest	3,867,083	3,403,016

Securities	2,838,651	2,979,159

Deposits	5,672,547	5,506,761

Shareholders' equity	857,558	835,891

Selected Financial Data

of Affiliate Banks			UMB Financial Corporation

(all dollars in thousands)(unaudited)		March 31, 2007

		Loans

		Net of

	Total	Unearned	Total	Shareholder's

Missouri	Assets	Interest	Deposits	Equity

UMB Bank, n.a.	$6,577,350	$3,080,809 $	4,691,543 $	557,908

UMB Bank Warsaw, N.A.	87,939	38,598	66,809	6,697

Colorado

UMB Bank Colorado, n. a.	849,622	535,721	589,776	128,195

Kansas

UMB National Bank of America	603,329	224,984	392,006	57,823

Arizona

UMB Bank Arizona, n.a.	21,186	19,563	9,661	9,490

Banking - Related Subsidiarie s

UMB Community Development Corporation

UMB Banc Leasing Corp.

UMB Scout Brokerage Services, Inc.

UMB Scout Insurance Services, Inc.

UMB Capital Corporation

United Missouri Insurance Company

UMB Trust Company of South Dakota

Scout Investment Advisors, Inc.

UMB Fund Services, Inc.

UMB Consulting Services, Inc.

Kansas City Realty Company

Kansas City Financial Corporation

UMB Redevelopment Corporation

UMB Realty Company, LLC

UMB National Sales Corporation

Grand Distribution Services, LLC

UMB Distribution Service, LLC

Warsaw Financial Corporation